UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 15, 2004

VIVUS, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER: 0–23490

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	94–3136179 (I.R.S. EMPLOYER IDENTIFICATION NO.)

1172 CASTRO STREET MOUNTAIN VIEW, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES	94040 (ZIP CODE)

(650) 934–5200
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)

Item 5.  Other Events and Regulation FD Disclosure.

        On July 14, 2004, the Registrant issued a press release announcing that data from a recently completed Phase 2 clinical trial demonstrated that ALISTA, our topical formulation of alprostadil for the treatment of female sexual arousal disorder (FSAD), significantly increased the percentage of satisfying sexual events in pre-menopausal women with FSAD when compared with placebo. The press release is attached as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.  Exhibits.

(c)

Exhibit Number	Description

99.1	Press Release dated July 14, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 15, 2004

VIVUS, INC.

/s/ LARRY J. STRAUSS Larry J. Strauss Vice President and Chief Financial Officer

VIVUS, INC.

INDEX TO EXHIBITS
The following exhibits are filed herewith:

Exhibit	Description

99.1	Press Release dated July 14, 2004.